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                                                                   EXHIBIT 10.39



                              SHIPBUILDING CONTRACT



                                     BETWEEN



                               SEABULK ANGOLA INC.


                                       AND


                   LABROY SHIPBUILDING AND ENGINEERING PTE LTD

                                       FOR

                                   HULL T 148





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                                LIST OF CONTENTS



Article 1                  Definitions

Article 2                  Subject of the Contract

Article 3                  Time of Delivery

Article 4                  Price

Article 5                  Payment

Article 6                  Supervision

Article 7                  Sea Trials and Acceptance of Vessel

Article 8                  Builder's Right to Rescind the Contract

Article 9                  Alterations to the Vessel

Article 10                 Guarantee

Article 11                 Delay in Delivery and Deficiencies

Article 12                 Insurance and Property

Article 13                 Law Applicable and Jurisdiction

Article 14                 Miscellaneous

Article 15                 Validity






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                              SHIPBUILDING CONTRACT


                                       FOR


                       CONSTRUCTION OF ONE (1) 63 M ANCHOR
                           HANDLING TUG SUPPLY VESSEL
                                 HULL NO. T 148


This CONTRACT, is entered into this 26 Day of October 2004 by and between

LABROY SHIPBUILDING AND ENGINEERING PTE LTD, a corporation

organized and existing under the laws of Singapore having its office at No. 1,

Maritime Square #11-23, Harbour Front Centre, Singapore 099253 (hereinafter called the "Builder")

on one part; and

SEABULK ANGOLA INC.

a corporation organized and existing under the laws of Marshall Islands.

(hereinafter called the "Owner") on one part:

IT IS HEREBY AGREED AS FOLLOWS:





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                                    ARTICLE 1


DEFINITIONS

In this Contract, the following terms shall have the meaning set forth below:

1.1 "Contract" or "this Contract" shall, unless the context otherwise requires, mean this Contract together with any addenda to this Contract, which may be mutually agreed between the Parties in writing.

1.2      "Parties" shall mean the Builder and the Owner.

1.3      "Builder" shall mean LABROY SHIPBUILDING AND ENGINEERING PTE LTD.

         "Owner" shall mean SEABULK ANGOLA INC.

1.4      "Classification Society" shall mean AMERICAN BUREAU OF SHIPPING (ABS).

1.5 "Contract Price" shall mean Price in Article 4 subject to adjustment in accordance with Article 7, 9 and 11 of this Contract.

1.6 "Protocol of Delivery and Acceptance" shall mean the Protocol to be executed by the Builder and the Owner on delivery of the Vessel as referred to in Article 3 and 7.

1.7 "Owner's Furnished Equipment" shall mean the items to be furnished by the Owner as referred to in the Contract, and as per Exhibit "E".

1.8      "Sea Trials" shall have the meaning set forth in Article 7 hereof.

1.9      "Builder's Bank" shall mean:                DBS Bank
                                                     6 Shenton Way
                                                     DBS Building, Tower One
                                                     Singapore 068809
                                                     A/c No: 001-053128-0

         for payments due to the Builder, or any other first class bank based in Singapore nominated by the Builder and approved by the Owner.

         "Owner's Bank" shall mean:

                              Fortis Capital Corp.
                              Three Stamford Plaza
                              301 Tresser Blvd.
                              Stamford, Ct 06901-3239 USA


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         for payments due to the Owner, or any other first class bank based in the United States nominated by the Owner and approved by the Builder.

1.10 "Supervisors" shall mean the person or persons duly authorised by the Owner to act as its representative or representatives for construction supervision in conformity with the stipulations of Article 6 hereof.

1.11 "Technical Specification" shall mean Technical Specification prepared by Builder Naval Architect, Ms Khiam Chuan Marine Pte. Ltd ref Project:
         KCM/Q441, signed by both Parties and forming an integral part of the Contract.

1.12 "Makers List" shall mean the list as attached to the Technical Specification and signed by both Parties and forming an integral part of the Contract.

1.13 "Contract Documents" shall mean documents and drawings as per Exhibit "A" signed by both Parties and forming an integral part of the Contract.

1.14 "Working Days" shall mean days upon which both Owner's lender and banks in Singapore are open for business.

1.15     "Delivery Documents" shall mean the documents referred to in Exhibit
         "B".

1.16 "Effective Date" shall mean the date when the Contract becomes effective pursuant to Article 15.

1.17 "Vessel" shall mean the New building under Hull No T148 as defined in the Contract.

1.18 "Delivery Date" shall mean the date when the completed Vessel shall be delivered, i.e. Aug 26, 2006, subject to modifications only in accordance with this Contract. Effective Date shall be the date when the first installment of 10% is paid to the Builder.





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                                    ARTICLE 2

SUBJECT OF THE CONTRACT

2.1      OBJECT OF THE CONTRACT

         In consideration of the mutual covenants contained herein the Builder agrees to build, equip, launch and complete the Vessel at the Builder's wholly owned Shipyard known as PT Nanindah Mutiara Shipyard in Batam and to deliver the Vessel to the Owner after successful sea trials and completion of delivery formalities in accordance with Article 7 hereof. The Vessel shall be built according to the Contract Documents. The Contract Documents will form integral parts of this Contract.

         The Vessel shall be delivered to the Owner free of any liens, charges, claims, mortgages or other encumbrances whatsoever. The Owner agrees to purchase, pay for, accept and take delivery of the Vessel once completed in accordance with this Contract.

2.2      PRECEDENCE OF CONTRACT DOCUMENTS

         In the event of a conflict between the documents set out below the following order of precedence shall govern:

         1)                Contract
         2)                Technical Specification
         3)                General Arrangement
         4)                Makers List

2.3      MANNER OF CONSTRUCTION

         Design, materials and workmanship will be in accordance with the Rules and Regulations of the Classification Society as per paragraph 2.10, laws, rules, regulations and enactment as per paragraph 2.11 and according to first class shipbuilding practice and the Technical Specification. All works and installations not precisely specified in the aforementioned documents shall be executed to internationally recognized shipbuilding practice.

         The Owner shall furnish to the Vessel such items as are set out in the list of Owner's Furnished Equipment attached hereto as Exhibit "E" and otherwise as may be mutually agreed in writing between the Parties.





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2.4      MAIN DIMENSIONS

         The Vessel shall have the dimensions and characteristics stated in the Technical Specification and in the General Arrangement, including the following main particulars:

         -   length over all                        63.00m
         -   length between perpendiculars          55.80m
         -   breadth moulded                        15.00m
         -   depth moulded                          6.10m
         -   draft design                           5.00m
         -   Gross tonnage                 abt      1,600 tonnes
         -   Deadweight                    abt      1,650 tonnes at 5.00m
         -   Bollard Pull  ahead           minimum  80 tonnes
         -   Free running speed, ahead              14.50 knots at 4.50m draft

2.5      PROPELLING MACHINERY

         The Vessel shall be propelled by 2 units of four stroke diesel engine, each coupled to a C.P.Propeller in Kort nozzle.

         The main engines plant shall operate using MDO.

2.6      FUEL CONSUMPTION

         The specific fuel consumption of the main engine, when operating on, using corrected to a lower (net calorific value of 42,707 KJ / kg in accordance with I.S.O. - 3046/I ambient conditions and without attached pumps shall not exceed: 185gm/kWh with 5% tolerance.

2.7      SPEED

         The Vessel's speed on even keel, at a draft of abt. 4.50 in sea water on trial conditions, deep water (7 - 8 times the draught), no current, with clean hull and with the wind not exceeding the force of 2 Bft and sea not exceeding 2 Bft to be 14.5 knots at 100% MCR.

         The speed will be verified on seatrials.

2.8      BOLLARD PULL.

         The Vessel's bollard pull during sea trail at 100% MCR must be:

         Ahead:            80 tonnes minimum.

         Bollard Pull to be verified in accordance with relevant section of the Technical Specifications.


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2.9      CLASSIFICATION

         The Vessel shall be designed, equipped and built under the survey and according to be the Rules of American Bureau of Shipping to achieve on delivery the Class Notation: ABS +A1, Combination Tug & Support Fire Fighting Vessel Class 1 (E), +AMS, +ACCU, +DPS-1.

         And designed and built in accordance with internationally recognized shipbuilding standards for new vessels of the type and general characteristics of the Vessel.

2.10     RULES AND REGULATIONS

         (i) The Vessel shall correspond on delivery to the Technical Specification.

         (ii) The Vessel shall be built, equipped and certified complying with all the applicable laws, regulations, rules according to
                  Article 2.9 hereof and international conventions of the Marshall Island flag of registry and requirements of the regulatory bodies in force at the date of signature of this Contract.

2.11     CERTIFICATES

         At the time of the Vessel's delivery to the Owner pursuant to Article
         3.1 hereof respective ABS certificates ( the " Certificates" ) or preliminary certificates based on the laws, rules, regulations, and enactment mentioned in Article 2.10 and 2.11 hereof, section 105.4 of the Technical Specifications and issued by Classification Society, and applicable authorities and Builder, will be supplied by the Builder to the Owner as per the Technical Specification.

         Fees for obtaining these Certificates will be borne by the Builder. Other certificates required for the Vessel's registration under Marshall Island flag shall be procured and paid for by the Owner with the exception of the Tonnage Measurement Certificate, which shall be for the Builder's account. Certificates for Owner's Furnished Equipment shall be procured and paid for by the Owner.

2.12     INVENTORIES AND DELIVERY DOCUMENTATION

         On or before delivery of the Vessel to the Owner the following will be supplied by the Builder:

         a) Inventory as described in the Technical Specification which will be stored on board as provided for in the Vessel.

         b) The Delivery Documents according to Exhibit "B" of this Contract.




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2.13     REGISTRATION

         The Vessel shall be registered by the Owner at its own cost and expense at the time of its delivery and acceptance subject to the provision of the Certificates specified in Article 2.12.



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                                   ARTICLE 3


TIME OF DELIVERY

3.1 The Builder shall deliver the Vessel to the Owner afloat at a safe berth at Builder's shipyard on the Delivery Date, i.e. August 26, 2006, or 22 months after the date of this Contract as set forth on page one, which ever is later subject, to modifications and permissible extensions as provided for in the Contract. The Builder shall give to the Owner written notice notifying when the Vessel will be ready for delivery approximately 21 (twenty-one) days before the anticipated Delivery Date. The Builder shall also give to the Owner written confirmation 7 (seven) days before the definite Delivery Date.

         The Vessel shall be delivered clean, paint work touched up, with all Builder's equipment removed to customary good practice, and the Vessel to be fit for immediate commercial operation.

3.2 The agreed Delivery Date is subject to force majeure reservations, mentioned in Article 11.1. Force majeure shall be regarded as occurring if the delivery, after the Contract has been signed the Builder is prevented or delayed by extraordinary circumstances or events which the Builder could not reasonably have anticipated by exercising utmost due diligence when signing the Contract, e.g. such as but not limited to unforeseeable events within or outside the Builder's shipyard as war or warlike conditions, embargoes, mobilizations, strikes or lockouts, natural catastrophes, fire or other extraordinary events, beyond the control of the Builder and not which are caused by the Builder's fault, error, omission, negligence or imprudence. Force majeure shall moreover be regarded as occurring if the delivery is prevented or delayed by late deliveries of major parts (always provided, however, that these services and deliveries have been ordered by the Builder in a timely manner with due consideration that delay would be force majeure under this Article if it had affected the Builder's obligations). This provision shall not affect the Builder's obligation to exercise due diligence in avoiding or minimizing delays.

         In force majeure circumstances the Builder may require an extension of delivery time by as many working days as the Builder proves that the delivery has been delayed on account of such circumstances. The Builder is obliged to do his utmost to avoid or minimize the delay. If circumstances occur which in the Builder's reasonable opinion may entail delay, the Builder shall as soon as possible, but at the latest, within 7 days of the commencement of the event of force majeure notify the Owner thereof in writing and submit documents of evidence.

         The Builder shall also whenever possible, indicate the probable duration of the delay. If written notice is not given within the above period, force majeure may not subsequently be invoked.


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3.3      As soon as possible, but in any event within 7 days from the date of commencement of any delay on account of which the Builder claims that it is entitled under Article 3.2 hereof to an extension of time of delivery of the Vessel the Builder shall give notice to the Owner of the date such delay commenced, the reasons thereof and an estimate of the duration thereof. Similarly, as soon as possible, but in any event within 7 days after such delay expires, the Builder shall give notice to the Owner of the date such delay expired and shall specify the period of the time by which in his judgement the time for delivery of the Vessel should be extended. In the event of a dispute on the said period it may be referred to arbitration in accordance to Article 13.

3.4 The delivery of the Vessel shall be understood as effected upon signing the Protocol of Delivery and Acceptance as per Exhibit F on behalf of the Builder and the Owner and a Protocol of Delivery and Acceptance from the Owner's lender if required. The Builder shall prepare or cause the preparation of and furnish to the Owner on delivery of the Vessel the documents referred to in Exhibit "B" attached hereto.




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                                    ARTICLE 4


PRICE

4.1 The Contract Price of the Vessel is United States Dollars: Eleven million and seventeen thousand only (US$10,917,000/-)

4.2 The Contract Price is fixed, i.e., not subject to any adjustment including but not limited to any rise or fall in rates of wages, cost of equipment or materials or currencies, save that it is subject only to adjustments as provided in Articles 7, 9 and 11 hereof.

4.3 All costs and fees, including taxes concerning payment imposed by authorities outside the Builder's country, incurred or imposed by reason of the transfer of funds to the Builder referred to in paragraphs (a) to (c) of Article 5.2 hereof shall borne by the Owner provided that the corresponding costs and fees imposed within the Builder's country shall be borne by the Builder.





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                                    ARTICLE 5


5.1      PAYMENT INSTALLMENTS

         Payment of the Contract Price shall be made by the Owner to the Builder by Three (3) installments as follows:

         1st  installment (10%) equal to US$1,091,700/- on 5 July 2005.
         2nd installment (5%) equal to US$545,850/-  on 30 Sept 2005.
         3rd  installment (85%) equal to US$9,279,450/- upon Delivery of Vessel

5.2      PAYMENT PROCEDURES

         The Owner shall pay the Builder the aforesaid installment upon presentation of the following documents:

         (a) in respect of the First Installment on 5 July 2005 provided the Invoice has been presented at least fifteen (15) banking days, prior to such date.

         (b) in respect of the Second Installment on 30 Sept 2005 provided the Invoice has been presented at least fifteen (15) banking days, prior to such date.

         (c) in respect of the Third Installment, upon presentation of Protocol of Delivery and Acceptance of Vessel Signed by both the Owner and the Builder.

5.3      PAYMENT FOR MODIFICATION

         The sums due for modifications under Article 9 of this Contract shall be paid as follow:

         (a) 100% of such sum for modifications agreed upon under Article 9 when the statement of the adjustment of price is made by the Builder and accepted by the Owner shall be settled together with the final payment at the Delivery date.

5.4      SECURITY TO BE PROVIDED BY BUILDER

         (a) As security for the obligation to refund installments made by Owner due to delays or deficiencies of the Vessel as set out in Article 11 or due to default under this Contract by Builder, Builder shall deliver to Owner a bank guarantee(s), in a form and with a first class bank reasonably acceptable to Owner, in amounts sufficient to cover each payment installment made under Articles 5.1 and 5.2. Builder may provide a series of bank guarantees covering the amounts of each installment, concurrent with and effective upon the payment of each such installment.

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         (b)      Notwithstanding the installment payment requirements set forth in Articles 5.1 and 5.2, no such installment shall be due unless and until the bank guarantee is delivered to Owner covering such installment as provided for in this Article 5.4.

         (c) Bank guarantee(s) shall be valid up until the delivery of the vessel to the Owner and shall be assignable to Owner's lender.






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                                    ARTICLE 6

SUPERVISION

6.1 Until delivery of the Vessel, the Owner shall be entitled to have permanent Supervisors present at the Builder's shipyard in order to supervise the building of the Vessel in accordance with the Contract and the Contract Documents and to give in writing to the personnel appointed by the Builder reasonable remarks concerning any deficiency or defect in the building or testing of the Vessel. Upon receipt of such remarks the Builder shall correct such deficiencies or defects. However, if in the opinion of the Builder and supported by the Classification Society the remark does not concern any deficiency or defect in terms of this Contract, a written statement of the Builder will be forwarded to the Owner specifying the Builder's reasons. If the parties cannot reach agreement, the dispute will be submitted to arbitration under Article 13.

6.2 The Owner shall be entitled to employ consultants to supervise from time to time with regard to the supervision as provided under this Article.

6.3 The Supervisors shall have the right to participate in any inspection, tests and trials including the Sea Trials, carried out by the Builder, the Builder's subcontractors and/or the Classification Society. In the event of failure of the Supervisor to be present at any inspections, tests and trials after reasonable written notice to them of the time and place of such inspections, test and trials (such notice to be given within the period agreed upon between the Supervisor and the Builder, which will permit the Supervisors to be present; at a minimum this period will be 1 day in advance for test and trial at the Builder's shipyard, Sea Trials in accordance with Article 6.1 hereof, and five
         (5) working days for test and trial conducted at any location other then the Builders shipyard) such inspections, test and trials shall be performed as if the Supervisor were present and the respective test shall not be repeated due to the absence of the Supervisor.

6.4 The Builder shall free of charge arrange for the Supervisors use of such office space and other reasonable facilities for the Supervisors located at the Builder's shipyard or its close proximity as are necessary to enable the Supervisors to carry on their duties. The office space will be equipped with office furniture, high speed internet access and at lease two telephones with separate lines. The Owner shall be entitled to use of a separate facsimile machine for its own use and equipment to access the internet. The Builder shall assist the Owner in the installation of same. Costs of telephone, telefax and email will be borne by the Owner.

         The Supervisors shall have free access during any working hours to the Vessel and any other place in the Builder's Shipyard where work is being done or material for the Vessel is being produced or stored in connection with the construction of Vessel by Builder.

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         As far as possible the Builder will arrange for the Supervisors to have access to materials and equipment in the manufacturer's and subcontractor's premises as detailed below:

         Main engine(s)
         Generator sets
         Gearbox & CP Propeller(s)

6.5 The Supervisors shall properly and reasonably execute their function but shall not interfere with normal practices of the Builder's shipyard.

6.6 The procedure of approval of technical drawings is as follows. Approval of plans shall not affect Owner's or Builder's rights and obligations under this Contract.


         (a) The Builder shall submit to the Owner four (4) copies of each of the plans and drawings, including revised plans, to be submitted to the Owner for its approval at its address as set forth in
              Article 14.6 hereof. The Owner shall, within ten (10) working days after receipt thereof, return to the Builder the approval or comments, if any, of the Owner. A list of the plans and drawings to be so submitted to the Owner shall be mutually agreed upon between the parties hereto.

         (b) In the event that the Owner or the Owner's Representative shall fail to return the plans and drawings to the Builder within the time limit as hereinabove provided, such plans and drawings shall be deemed to have been automatically approved without any comment. In the event the plans and drawings submitted by the Builder to the Owner or the Owner's Representative in accordance with this Article do not meet with the Owner's or the Owner's Representative's approval, the matter may be submitted by either party hereto for determination pursuant to Article 13 hereof. If the Owner's comments on the plans and drawings that are returned to the Builder by the Owner within the said time limit are not clearly specified or detailed, the Builder shall promptly request, in writing, clarification from Owner or Owner's Representative. If such clarification does not reach the Builder from the Owner within 5 working days of the Owner's receipt of such request, the Builder shall be entitled to place its own reasonable interpretation on such comments in implementing them.

         (c) The Builder shall not submit or have submitted drawings that are pending Owner's approval or comments, if any, in excess of ten
              (10) drawings. If the Builder submits more then ten (10) drawings, the Owner can request additional time for forwarding of the Owner's approval or comments, if any, for the specific drawings in addition to the ten (10) working days stipulated above. The Owners request for additional time will be specific as to drawing and number, of additional days. Builder will not unreasonably withhold approval of Owners request for additional time for the Owner to forward approval and comments, if any. Drawings that the Owner has requested additional time will not be considered automatically approved until after the additional time has passed.

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         (d)  If the Builder thinks that any of the Owner's comments require an
              Alteration to the Vessel as provided for in Article 9 hereof, the Builder will notify the Owner in writing. The Builder will respond, in writing, to each of the Owner's comments.


6.7 The Owner shall inform the Builder in writing of the names and titles of the Owner's Supervisors and of the extent of the Supervisors' authorization to undertake decisions on behalf of the Owner. The Owner shall have the right to send a skeleton crew to the Builder's shipyard for the purpose of becoming familiar with the equipment of the Vessel, ship schemes and systems. During the sea trials, Owner's skeleton crew may be on board the Vessel but will neither take any active part in the sea trials nor interfere with the management of the Vessel by the Builder's crew.

6.8      (a)  The Builder shall indemnify the Owner against any action, claim or proceedings, and any costs or expenses incurred thereby, brought against the Owner or any of the Owner's servants or agents by any of the Builder's employees in connection with or rising from this Contract provided always that such action, claim or proceedings is not occasioned by the gross negligence or willful act or omission of the Owner or any of the Owner's servants or agents.

         (b) The Owner shall indemnify the Builder against any action, claim or proceedings and any costs or expenses incurred thereby brought against the Builder or any of its servants or agents by the Owner's employees or representative(s) in connection with or arising from this Contract, provided always that such an action, claim or proceedings is not occasioned by the gross negligence or willful act or omission of any of the Builder's servants or agents.

6.9 The Builder shall have no responsibility for salaries and expenses or the Supervisors and skeleton crew of the Owner or any other person employed by the Owner for the purpose set forth in this Article 6.

6.10 The activity of the Supervisors in the shipyard shall not in any way diminish the Builder's obligations under this Contract and not delay the construction and delivery of the Vessel.





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                                    ARTICLE 7


SEA TRIALS AND ACCEPTANCE OF VESSEL

7.1 The Sea Trials shall be carried out before the Vessel's Delivery. The Builder shall give the Owner written notice approximately four weeks before anticipated Sea Trials. The Builder shall also give written confirmation of the actual commencement date of the Sea Trials seven
         (7) days prior thereto. The Sea Trials shall be performed in the presence of the Owner's Sea Trials Committee (the name of whose members shall be provided to the Builder in writing) and the Classification Society's representatives. In the event of the failure of the Owner's Sea Trial Representative to be present at the Sea Trials after due notice has been given to the Owner as provided above, the Builder may conduct the Sea Trials despite the absence of the Owner's Sea Trial Committee. In such case, the result of the Sea Trials executed by the Builder and confirmed by the Classification Society's representatives shall signify successful completion of the Sea Trials. This does not apply if by reasons beyond the Owner's control the Owner is prevented to send a Committee. In such case the Sea Trials shall be reasonably postponed to enable the participation of the Owner.

7.2 The Sea Trials shall be conducted according to the programme of the Sea Trials required by the Classification Society and in accordance with the Technical Specification provisions and agreed upon with the Classification Society and the Owner in due time.

         A written Sea Trial agenda will be prepared by the Builder and provided to the Owner for review and approval seven (7) days prior to the scheduled commencement of the Sea Trial.

         The Builder shall load the Vessel with the required quantity of fuel oil, lubricating oil and greases, fresh water, and other stores necessary to conduct the trials as set forth in the Technical Specifications. The necessary ballast (fuel oil, fresh water and such other ballast as may be required) to bring the Vessel to the trial load draft, as specified in the Technical Specifications, shall be supplied and paid for by the Builder whilst lubricating oil shall be supplied and paid for by the Owner within the time advised by the Builder for the Sea Trials as well as for use before the delivery of the Vessel to the Owner. The type of lubricating oil and greases shall be in accordance with the engine specifications and the Owner shall decide and advise the Builder of the supplier's name for lubricating oil and greases before the launching of the Vessel, provided that the supplier shall be acceptable to the Builder and/or the makers of all the machinery.

7.3 Any fuel oil furnished and paid for by the Builder for trial runs remaining on board the Vessel, at the time of acceptance of the Vessel by the Owner, shall be bought by the Owner from the Builder at the Builder's purchase price for such supply and payment by the Owner thereof shall be made at the time of delivery of the Vessel. The Builder shall pay the Owner at the time of delivery of the Vessel for


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         the consumed quantity of any lubricating oil which were furnished and paid for by the Owner at the Owner's purchased price thereof. In measuring the consumed quantity, lubricating oils remaining in the main engine, other machinery and their pipes, stern tube and the line, shall be excluded.

7.4 If the Sea Trials Committee and/or Classification Society representatives discover on such Sea Trials defects or omissions, then the Builder shall rectify same at their own expense to the satisfaction of the Classification Society and the Owner as soon as possible, before delivery of the Vessel. Should any serious defects occur during the Sea Trials, so as to involve major interruption or irregular performance of Sea Trials, new Sea Trials - if required by the Owner or Classification Society, shall be carried out in respect of the defective installation at the Builder's expense.

7.5 The Protocol of Sea Trials Acceptance shall be made and shall be signed by the Builder and Owner's Sea Trial Committee or if the Sea Trials are performed without presence of the Owner's Sea Trials Committee when the notices of Sea Trials have been given as per Article 7.1 by the Builder and the Classification Society's representative.

7.6 After successful completion of the Sea Trials including providing the Buyer with a comprehensive written report of all the trial results and completion of the Vessel in accordance with the Contract and Contract Documents and when the Builder has performed all of its obligations thereunder and the Vessel has been completed in accordance with the provisions of this Contract and Contract Documents including issuance of clean documents as per EXHIBIT "B" hereof in original, the Builder shall notify the Owner to that effect.

         Upon receipt of such notification from the Builder, the Owner shall, within 5 Working Days thereafter, notify the Builder by telex or facsimile confirmed in writing of the acceptance or non acceptance of the Vessel and in case of non acceptance, stating the reasons therefor. The Builder shall remedy such defects within 20 days. The Owner shall then be obliged to sign the Protocol of Delivery and Acceptance if he accepts the Vessel.

         In the event the Owner fails to notify the Builder by telex or telefax confirmed in writing of the acceptance or non acceptance of the Vessel within 5 Working Days as from the receipt of Builder's notification, the Owner shall be obliged to sign the Protocol of Delivery and Acceptance. If the Owner then fails to take delivery of the Vessel within 3 days thereof, the Builder shall be entitled to proceed as per
         Article 8.

7.7 If in the course of construction, the Vessel sustains any damages and the repair of such damage has been carried out to the satisfaction of the Classification Society and the Owner's consultant, the owner shall have no right to refuse the Vessel or lodge any claims for compensation for such damage, provided that the Vessel is built and is ready for delivery in accordance with all the terms of this Contract.

7.8 The Owner shall take possession of the Vessel immediately upon delivery and acceptance thereof and shall remove the Vessel from the berth of the shipyard within 5 days after delivery and acceptance thereof is effected. If the Owner shall not remove the Vessel from the Berth of the shipyard within the aforesaid 5 days, then, in such event, the Owner shall pay to the Builder a reasonable mooring charge for the Vessel.

7.9 The Owner shall not be entitled to reject the Vessel by reason of any minor or insubstantial items judged from the point of view of standard shipbuilding and shipping practice as not being in conformity with the specifications, but, in that case, the Builder shall not be released from the obligation to correct and/or remedy such minor or insubstantial items as soon as practicable after the delivery of the Vessel.

                                    ARTICLE 8


BUILDER'S RIGHT TO RESCIND THE CONTRACT

8.1      RIGHT OF RESCISSION

         Save rescission of the Contract is decided in mutual agreement between the Owner and the Builder, the Builder is not entitled to rescind the Contract, except under conditions whereby the Owner is in default of performance of his obligations as defined in Article 8.2 under this Contract. If the Builder wishes to rescind the Contract the Builder shall follow the procedure to this Article.

8.2      DEFINITION OF DEFAULT

         The Owner shall be deemed to be in default of performance of its obligations under this Contract in the following cases:

         a) If the Owner fails to pay any of the installments to the Builder within the time stipulated in Article 5 hereof, or

         b) if the Owner fails to take delivery of the Vessel, when the Vessel is duly tendered for delivery by the Builder under the provisions of Article 7.5 and 7.6 hereof.

8.3      INTEREST AND CHARGE

         If the Owner is in default of payment of any installment as referred to in Paragraph 8.2 a) of this Article, the Owner shall pay interest on such installment at the annual rate of 2% above prevailing prime rate of DBS Bank, Singapore from due-date of the installment until the date of payment to the Builder of the full amount including interest.

8.4      EFFECT OF DEFAULT

         a) If any default by the Owner occurs, as provided herein before, the Delivery Date shall be automatically postponed for a period of continuance of such default by the Owner.

         b) If any default by Owner as referred to under Paragraph 8.2 a) of this Article continues for a period of 5 days, the Builder shall give notification to the Owner and Owner's lender by fax or telex of such failure, and the Owner and its lender shall have a further period of 20 days to make good such default.

         c) If the Owner persists in default after the notification and the further period granted as stated in Paragraph 8.4a) and b) of this Article, the Builder may rescind the Contract as provided in Paragraph 8.5 herein below.

8.5      SALE OF VESSEL

         In the event of rescission of the Contract as above provided, the Builder shall have the option to sell the Vessel and all property thereof, either at private sale or public auction. Before private sale, the resale price of the Vessel shall be verified by statements of international brokers and shall be mutually agreed between the Builder and the Owner.

         If the Builder sells at public auction, the Owner may purchase the Vessel at such auction. Such invitation to attend shall include the place and date at which the auction will be held, which date shall not be less than 30 calendar days from the date on which invitation to attend is forwarded to the Owner.

         The Owner shall, forthwith upon receipt of such invitation, acknowledge by telex that the same has been received. The sale at auction may be made by the Builder upon such terms and conditions as the Builder shall reasonably deem fit, and the proceeds thereof obtained at either the public auction or private sale shall be applied to:

         a) Payment or reimbursement to the Builder of the costs necessarily and directly incurred by the Builder in connection with the auction or sale;

         b) Payment of the unpaid balance of the Contract Price to the Builder with interest as above provided;

         c) Payment of any other proven loss or damage (excluding consequential damages) which the Builder may have sustained by reason of the Owner's default to the Builder;

         d) Payment of the balance remaining thereafter, if any, to the Owner.


         If after either of the above events of sale the proceeds of sale exceed the total amounts to which such proceeds are to be applied as aforesaid, the Builder shall promptly pay the excess to the Owner without interest, provided, however, that the amount of such payment to the Owner shall in no event exceed the total amount of installment already paid by the Owner. If the proceeds of sale are insufficient to pay such total amounts payable as aforesaid, the Owner shall promptly pay the deficiency to the Builder upon demand.

                                    ARTICLE 9


ALTERATION TO THE VESSEL

9.1 The Builder shall agree to make any reasonable alteration or additions to the Vessel requested by the Owner in writing, provided that the programme of the Builder will not materially be effected by such alteration and provided such written request takes into account the current status of the Vessel's completion. All alterations shall be conducted under the terms of a written agreement between the Parties duly executed and signed by the Parties, which shall be made prior to the commencement of the alterations and shall set forth any change in the Contract Price and/or the Delivery Date of the Vessel and any other modification to this Contract which may be necessary.

9.2 If any alterations and/or additions pursuant to 9.1 or 9.3 will cause an increase or decrease in the dead-weight of the Vessel, and/or cargo capacity, and/or its stability and/or its speed and/or its fuel consumption, the Builder will notify the Owner of the need for any Contract provisions with respect to such characteristics to be adjusted with respect to such alterations and/or additions and the Owner shall confirm to the Builder whether it wishes such alterations to proceed.

9.3 If any new particular design or drawing presented by the Builder and accepted by the Owner has the effect of changing any item in the Technical Specification, then this item in the Technical Specification shall be superseded by the agreed change, provided that the Builder has notified the Owner in writing of the consequence of changing any item when introducing any new particular design or drawing.

9.4 In the event that subsequent to the date of the signing of this Contract any modifications, deletions or additions are made to the laws and/or rules and/or regulations applicable to the Vessel or their interpretation or their application, the Builder will advise the Owner in a similar manner to an Owner's modification as described in 9.1 and
         9.2 above and will inform the Owner of any adjustment of speed requirements and / or price adjustment any other adjustment whatsoever of this Contract and Contract Documents, referred to in the Exhibit A. The Owner may apply to the Classification Society or other regulatory bodies for a waiver of compliance to any modifications, otherwise the Builder will effect them after receiving written authorization from the Owner. The costs or savings relating to these alterations will be for the account of the Owner.

9.5 Modifications by the Classification Society and / or regulatory bodies which are not compulsory for the Vessel shall be treated as Owner's modifications as stated in 9.1 and 9.2 above, if the Owner elects and agrees in writing to comply with the same.

9.6 Subject to Article 2 the Builder reserves the right to make minor modifications to the Technical Specification and / or Plans found necessary to suit the local conditions and facilities of the Builder's shipyard, the availability of materials and equipment, the introduction of improved construction and/or production methods, provided that the Builder shall first have notified the Owner and obtained the Owner's prior approval in writing.

                                   ARTICLE 10


GUARANTEE

10.1 For the period of twelve (12) months after delivery of the Vessel ("Guarantee Period") the Builder guarantees the Vessel and her engines including all parts and equipment under this Contract. This guarantee excludes any item which is supplied by the Owner or by any other bodies on behalf of the Owner. This guarantee is against all defects which are due to defective material and/or poor workmanship and are not a result of accident, ordinary wear and tear, misuse, mismanagement, negligence or other improper acts or omissions or neglect on the part of the Owner, its employees or agents.

10.2     NOTICE OF DEFECTS

         The Owner or its duly authorised representative shall notify the Builder in writing, or by fax or email, confirmed in writing, within a reasonable time after discovery of any defect for which claim is made under this guarantee. The Owner's written notice shall describe the nature of the defect and the extent of the damage caused thereby.

         The Builder shall have no obligation for any defects, discovered after the expiry date of the Guarantee Period, unless first notice of such defects is received by the Builder not later than ten (10) days after such expiry date.

10.3     REMEDY OF DEFECTS

         a) The Builder shall remedy at its own expense any defect, against which the Vessel or any of its parts or equipment is guaranteed under this Article, by making all necessary repairs and replacements. Such repairs or replacements will be made at Builder's shipyard if the Vessel can be conveniently brought there.

         b) If the Owner and the Builder agree that the replacements or repairs under this Article cannot be conveniently made at the Builder's shipyard, the Owner may have such repairs and/or replacements carried out elsewhere. In such a case the Builder's guarantee will not extend to the workmanship involved in making such replacements or repairs. The Builder shall reimburse the Owner the documented expenses for such replacements or repairs.

10.4 In the event a defect or deficiency has been remedied a new guarantee of 6 (six) months applies for the affected parts after expiration of the Guarantee Period.


10.5 The Builder shall use all reasonable endeavours to obtain extended guarantee periods from the manufacturers and suppliers. In the event that the normal guarantee periods stipulated by manufacturers or suppliers or various components of machinery, materials, equipment, and outfit furnished to the Builder and embodied in the Vessel exceeds the aforesaid guarantee period, such extended guarantee rights are to be assigned and made available to the Owner by the Builder.

10.6 Any defective parts shall be kept by the Owner for 6 (six) months from date of removal for examination if the Builder notifies the Owner in writing before removal that it considers this necessary for the settlement of the Owner's claim. After such period of 6 (six) months, the Builder shall be deemed to have waived any need for such evidence. If required by the Builder, the defective parts shall dispatched at the Builder's expense for examination by the Builder. If the claim is rejected by the Parties or ultimately by legal decision as provided in
         Article 13 hereof as guarantee claim, the Owner shall refund the expenses of dispatching the parts to the Builder. If such claim is accepted as guarantee claim the Builder shall bear all necessary expenses.

10.7 All forwarding expenses for replacement parts supplied under guarantee obligation shall be at the Builder's expense as far as paragraph 10.3
         (b) hereof is concerned. In case of need not to delay the Vessel's operation, it is the Builder's customary practice to dispatch replacement parts by airfreight.

10.8 The Builder may appoint one (1) Guarantee Engineer(s) for the initial 3 months of guarantee period, if deemed necessary.

         The Owner shall provide the Guarantee Engineer(s) with accommodation, subsistence and ship's communication at no cost to the Builder.

         The Owner shall be liable to and indemnify the Builder for personal injuries, including death and damages to or loss of properties of the Guarantee Engineer(s), if such injuries, death, or loss of properties were caused by negligence of the Owner or its employees or agents.

10.9     SECURITY FOR GUARANTEE

         As security for the obligation of the Builder to remedy defects under
         Article 10.3(a) or to reimburse the Owner for replacement or repair expenses under Article 10.3(b), Builder shall deliver to Owner a bank guarantee, in a form and with a first class bank reasonably acceptable to Owner, in the amount of five percent (5%) of the Contract Price of the Vessel. Such warranty bank guarantee shall be delivered to Owner on or before the Delivery Date and shall be effective for a term of the Guarantee Period plus six months from the expiration of the Guarantee Period. Owner may refuse to accept delivery of the Vessel and make the final installment payment unless and until Builder delivers said warranty bank guarantee.

                                   ARTICLE 11


DELAY IN DELIVERY AND DEFICIENCIES

11.1 If the Vessel is delivered later than the Delivery Date, the Builder shall not be required to pay any liquidated damages for the first fifteen (15) days thereafter. The Builder shall then pay to the Owner US$2,000/- per day for each day of further delay as liquidated damages if delivery takes place beyond the above mentioned period. The Owner may not claim on account of any delay compensation over and above said liquidated damages or make any other claim on account of any delay. If the delay in delivery of the Vessel for which the Builder is responsible shall continue for period of more than forty five (45) days beyond the Delivery Date as stipulated in Article 3.1 or if the total cumulative delay in delivery including delays due to force majeure or other reasons or circumstances whatsoever within or beyond the control of the Builder totals more than ninety (90) days counted from the Delivery Date the Owner shall be entitled at its option to :

         i) reject the Vessel and rescind this Contract. The Builder shall refund immediately to the Owner, or Owner's lender if lender so directs, the full amount the Owner has paid to the Builder under this Contract together with the original cost of the Owner Furnished Equipment delivered to the Builder, plus interest thereon at the rate of 2% above prevailing prime rate of DBS Bank, Singapore from the date following the date of receipt by the Builder of such pre-delivery installment(s) to the date of payment by the Builder to the Owner of the refund whereupon this Contract shall be deemed to be rescinded and all rights, duties, liabilities and obligations of each of the Parties to the other shall terminate.

         ii) accept the Vessel at the Contract Price plus or minus any adjustments pursuant to Article 7 and 9 hereof, minus the liquidated damages, if any, payable under this Article 11.1 and minus the sum of all other liquidated damaged due pursuant to this Article 11; or

         iii) accept the Vessel at a mutually agreed price, provided always that the maximum liquidated damage payable by the Builder shall not exceed 5% of the Contract Price.

11.2     BOLLARD PULL.

         Should the bollard pull of the vessel as recorded during the official sea trial be less than the Bollard Pull contracted in Article 2.8 and should the Builder be unable to remedy this defect within reasonable time, then the Owner can reject the Vessel.

         In such event the Builder shall refund immediately to the Owner the full amount the Owner has paid to the Builder under this Contract together with the original cost of the Owner Furnished Equipment delivered to the Builder, plus interest thereon at the rate of 2% above prevailing prime rate of DBS Bank, Singapore from the date following the date of receipt by the Builder of such pre-delivery installment(s) to the date of payment by the Builder to the Owner of the refund, whereupon this Contract shall be deemed to be rescinded and all rights, duties, liabilities and obligations of each of the Parties to the other shall terminate.

11.3     SPEED

         Should the speed of the vessel as recorded on the official Sea Trial be less than the Speed specified in Article 2.7, and should the Builder be unable to remedy this defect within reasonable time then, the Owner can reject the Vessel.

         In such event the Builder shall refund immediately to the Owner the full amount the Owner has paid to the Builder under this Contract together with the original cost of the Owner Furnished Equipment delivered to the Builder, plus interest thereon at the rate of 2% above prevailing prime rate of DBS Bank, Singapore from the date following the date of receipt by the Builder of such pre-delivery installment(s) to the date of payment by the Builder to the Owner of the refund, whereupon this Contract shall be deemed to be rescinded and all rights, duties, liabilities and obligations of each of the Parties to the other shall terminate.


11.4     FUEL OIL CONSUMPTION-DELETED.


11.5     DEADWEIGHT -DELETED.

                                   ARTICLE 12


INSURANCE AND PROPERTY

12.1 Title to the Vessel, to the extent completed and paid for by Owner, and (to the same extent) title to all work and material performed upon or installed in the Vessel or placed on board the Vessel, shall vest in the Owner. Title in all material at the Builder's shipyard and all material of the Builder located elsewhere, for use in the performance of the contract work, to the extent that the Owner has paid for same, shall also be vested in the Owner. However, except as may otherwise be provided in this Contract, the risk of loss of or damage to the Vessel and/or all such work and material, along with the corresponding obligation to insure such risks pursuant to Section 12.2, shall remain with the Builder until Delivery; and the Owner shall not be deemed to have hereby waived its rights to require the Builder to replace, at Builder's expense, defective, damaged or destroyed workmanship or material, and to deliver the Vessel with the contract work completed, all in accordance with this Contract. The Builder shall have an equity in such material and completed contract work in the Builder's shipyard and elsewhere to the extent that it has not been paid for by the Owner and to the extent that it is not incorporated in or installed on the Vessel. In the event that any Owner Furnished Equipment item is lost or damaged and Builder is unable to replace or adequately repair such items, Owner shall be entitled to deduct the Invoice value for the relevant item from the Delivery installment. Concurrently with Delivery of the Vessel, all risks of loss and damage, as well as all insurance responsibilities in respect of the Vessel, shall pass to Owner.

         EXTENT OF INSURANCE COVERAGE

12.2 The Vessel and/or such parts as shall be constructed and all materials, engines, machinery, outfit and equipment pertaining to this Contract and within the premises of the Builder's shipyard shall immediately be marked with the Vessel's Hull Number and shall until delivery of the Vessel be insured by the Builder at Builder's expense, with acceptable class insurance companies or underwriters under coverage corresponding to the London Institute Builder's risks clause including trials with the exception of war risks and in accordance with and subject to the terms of the usual construction policy for a total of not less than the amount having been paid by the Owner to the Builder of the Vessel. Builder shall cause its insurers to name Owner and Owner's lender as additional insureds under the above insurances, but without liability for premiums.

12.3     (a)      Partial Loss of Vessel

         In the event the Vessel shall be damaged by any insured cause whatsoever prior to acceptance thereof by the Owner and in further event that such damage shall not constitute an actual or a constructive total loss of the Vessel, the Builder shall repair such damage, satisfactory to the Owner and Classification requirements without remarks, exceptions or recommendations and to the provisions of this Contract without additional expense to the Owner. If the Vessel shall be so damaged by a non insured cause, the Builder may elect to repair such damage as above or treat the Vessel as a total loss in accordance with (b) below.

         (b)      Total Loss of Vessel

         In the event the Vessel is determined to be an actual constructive, compromised or arranged total loss, the Builder and the Owner shall agree as soon as reasonably practicable after declaration of such total loss but in any event within twenty-eight (28) days thereafter on one of the following alternatives.

         i) To build another Vessel in place of the Vessel so lost and deliver it under this Contract to the Owner provided that the parties shall have agreed in writing to a reasonable time for the delivery of such Vessel in place of the lost Vessel, or failing to reach such a decision.

         ii) The Builder shall refund immediately to the Owner, or to Owner's lender if Owner's lender so directs, in the Full amount of installments paid to the Builder under this Contract together with the original cost of the Owner Furnished Equipment delivered to the Builder, plus interest at rate of 2% above prevailing prime rate of DBS Bank, Singapore whereupon this Contract shall be deemed to be rescinded and all rights, duties, liabilities and obligations of each of the Parties to the other shall terminate.

                  In case of no agreement, the second alternative to apply.

         (c) The policies required under this contract will require Underwriters to provide the Owner and Owner's lender 30 days prior written notice of any policy cancellation. In the event Builder does not provide proof of equivalent coverage prior to cancellation, the Owner will have the right but not the obligation to purchase equivalent coverage and deduct the cost of such coverage from the next scheduled payment due from Owner to the Builder under this agreement.

         The Owner shall receive copies of the policies 10 days prior to keel laying.

                                   ARTICLE 13


LAW APPLICABLE AND ARBITRATION

13.1 This Contract and all other agreements and amendments pursuant and relating to this Contract shall be construed, interpreted and in all respects including those of product liability be governed by the Singapore Law.

13.2 Notwithstanding any translation of this Contract, Documents or any of the Annexes or Exhibits hereto into any other languages, the English wording shall prevail.

13.3 If any dispute arises between the parties hereto in regard to the design and/or construction of the Vessel, their machinery and equipment, and/or in respect of the materials and/or workmanship thereof, and/or thereon, or the Technical Specification or the Plans, the Parties may by mutual agreement refer the dispute to a classification society or to such other expert as may be mutually agreed between the parties hereto, and whose decision shall be final, conclusive, and binding upon the parties hereto.

13.4 In the event that the Parties hereto do not agree to settle a dispute according to Sub-Article 13.3 and/or in the event of any other dispute of any kind whatsoever between the parties and relating to this Contract or its rescission or any stipulation therein, such dispute etc, shall be submitted to arbitration under Sub-Article 13.5 below.

13.5 The dispute or difference shall be referred to arbitrators, one to be appointed by each party, and such arbitrators shall refer the matter to an umpire. Alternatively, the parties hereto may agree to refer such dispute or difference to a single arbitrator agreed between the parties or elected by the president of the Singapore International Arbitration Centre. Any such reference shall be deemed to be a submission to arbitration within the meaning of the Arbitration Act in force from time to time in Singapore.

13.6 Any such reference to arbitrators shall if related to delay require such arbitrators to state in any award made the number of days (if any) by which the Delivery Date shall be extended by reason arising from the dispute or difference.

13.7 Any arbitration under this Article shall take place in Singapore and in English language.

13.8 In the event of any dispute or difference arising or occurring prior to delivery to, or acceptance by, the Owner of the Vessel being referred to in arbitration, the parties hereby acknowledge that time is of the essence in obtaining an award from the arbitrator on such dispute and the parties hereby agree that the arbitration shall be conducted according to the following timetable:

         (a) The claimant in the arbitration to serve points of claim within fourteen (14) days of the appointment of the arbitrator.

         (b) The respondent in the arbitration to serve points of defense and points of counterclaim, if any, within fourteen (14) days thereafter.

         (c) The claimant to serve points of reply and defense to counterclaim, if any, within seven (7) days thereafter and the hearing of the arbitration to commence within twelve (12) weeks of the appointment of the arbitrator.

                                   ARTICLE 14


MISCELLANEOUS

14.1     RIGHT OF ASSIGNMENT

         The Owner shall not assign this Contract to any other individual or company unless prior consent of the Builder is given in writing, such consent shall not be unreasonably withheld by the Builder provided, however, the Owner may assign this contract to any indirectly or directly wholly owned subsidiary or to any affiliate which is 100% owned directly or indirectly by the ultimate parent of the Owner. The Builder shall not assign this Contract except as agreed in writing by the Owner

14.2     PATENTS, TRADEMARKS AND COPYRIGHTS

         Machinery and equipment of the Vessel may bear the patent number, trademarks or trade names of the manufacturers thereof. The Builder shall defend and save harmless the Owner from patent, trademarks and copyrights liability, or claims of patent, trademarks and copyrights infringement of any nature or kind, including costs and expenses for, or on account of any patented invention or item subject to trademark or copyright rights made or used in the performance of this Contract and also including costs and expenses of any litigation. The Builder's indemnity hereunder does not extend to any Owner's Furnished Equipment.

14.3     GENERAL PLANS, SPECIFICATIONS AND WORKING DRAWINGS

         Khiam Chuan Marine Pte Ltd retains the title to the Design as stated in Exhibit G part 7.1 of this contract. Builder and Owner undertakes not to disclose or divulge the Technical Specifications, plans and working drawings, technical descriptions, calculations, test results and other data, information and documents concerning the design and construction of the Vessel and the information contained therein to any third parties, without the prior written consent of the other party, excepting where it is necessary for usual operation, repair and maintenance of the Vessel.

14.4     COSTS, TAXES AND DUTIES

         Any and all taxes of any nature whatsoever due as a result of the performance of this contract by the Builder, including but not limited to the purchase of equipment and material supplied by the Builder (imported or purchased from local suppliers), workforce, payments to sub-contractors will be paid by the Builder.. Any legal, Consular or Notary expenses in connection with registration under the Owner's flag shall be borne by the Owner.

14.5     ASSISTANCE TO OWNER

         Builder is to provide any and all information and assistance that maybe requested by Owner and/or Banks that maybe interested in or have agreed to provide finance for the Construction of the subject Vessel. Any and all information provided will be held confidential and used solely for the intended purpose it has been provided for. If Owners and /or their Banks with whom an agreement is reached for financing the construction of the Vessel request any subsequent changes to the terms of Contract as a result of Owners obtaining finance then Builder agrees to cooperate and assist in making the required changes provided these are reasonable. Owner remains responsible for any additional costs incurred as a result of any changes being made to the contract terms.

14.6     CERTIFICATE OF OWNERSHIP

         Upon the delivery of the Vessel to the Owner, the Builder shall deliver to the Owner a Certificate of Ownership in the form attached hereto as Exhibit "C".

14.7     ADDRESS OF CONTRACTING PARTIES

         The respective addresses of the Parties for the purposes of the Contract hereof until further notice are:

         a)       For commercial notices:

                           Seabulk Angola Inc.
                           c/o Seabulk Offshore SA
                           14, Avenue Reverdil
                           Case Postale 2572
                           1260 Nyon 2
                           Switzerland
                           Tel: +41 22 365 2260

                  For Technical notices:

                           Seabulk Angola Inc.
                           c/o Seabulk International Inc.
                           2200 Eller Drive
                           PO Box 13038
                           Fort Lauderdale, Fl 33308, USA
                           Attention Arthur T. Denning
                           Tel: (954) 524-4200 Ext 612
                           Fax: (954) 522-0416
                           E-mail: tom.denning@sbulk.com

         b)       Builder:          Labroy Shipbuilding and Engineering Pte Ltd
                  Address:          1, Maritime Square #11-23
                                    HarbourFront Centre
                                    Singapore 099253
                                    Attention: Toh Ho Tay
                                    Tel: +65 6551 5900
                                    Fax: +65 6377 4414
                                    Email: toh@labroy.com.sg

14.8     LANGUAGE

         All notices, communications and documents in connection with this contract shall be in English language.

                                   ARTICLE 15


VALIDITY

15.1 This Contract shall become effective the date (Effective Date) when the Contract is signed on 26 Oct 2004.

15.2 Any modifications of and/or changes to this Contract are only valid if executed in writing and duly signed by all Parties.

15.3 This Contract has been made in good faith in the English language and has been signed in two (2) originals in Singapore.

                                   ARTICLE 16

OPTIONS

16. Owner shall have options for four additional Vessels under the terms and conditions set forth in Exhibit G, attached hereto and made a part hereof.


For and on behalf of                          For and on behalf of



OWNER                                         BUILDER



/s/ GERHARD E. KURZ                           /s/ TAN BOY TEE
.............................                  ..................................
BY:  MR. GERHARD KURZ                         BY: MR. TAN BOY TEE






WITNESS                                       WITNESS



/s/ HUBERT E. THYSSEN                         /s/ TOH HO TAY
.............................                  ..................................
BY: HUBERT E. THYSSEN                         BY: TOH HO TAY






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


                                    EXHIBIT A


"TECHNICAL SPECIFICATION"            Hull No T145
                                     63/5M Anchor Handling Tug
                                     Supply Vessel
                                     Project KCM/Q441 dated 20 Oct 2004


"MAKER LIST"                         as attached to Technical Specification


"GENERAL ARRANGEMENT"                KCM Drawing No. KCM/Q441-G-1



                                    EXHIBIT B


                          LIST OF DELIVERY - DOCUMENTS


-    Protocol of Delivery and Acceptance

-    Builder's Certificate

-    Certificate of Owner ship, EXHIBIT C

-    Commercial Invoice

-    Results of Sea Trials

-    Protocol of Inventory Delivery

-    Protocol of Spare Parts Delivery

-    Protocol of Fuel, Lubricating Oil and Greases

-    Delivery Documentation (Plans, Drawings, Manuals etc.)

-    Certificates as defined in Article 2.12

-    Test Reports

-    Other Documents as listed in Section 105.4 of the Technical Specifications

                                    EXHIBIT C


                            CERTIFICATES OF OWNERSHIP



Pursuant to Article 3 of the Contract dated ...................................
by and between ................................................................
having its registered office at .................... and ......................
........................................ as the Owner, and having its registered office at ............................................ for the construction and delivery to the Owner of ......................................................
constructed at ......................... yard, ................................
(the Builder) hereby makes the following Declaration of Warranty:



In pursuance of the provisions of Article 13.4 of the Contract

(Builder)

dated ...................... hereby transfer to ................................
.................................. or its nominee referred to as the Owner in the
Shipbuilding Contract the property of the................................... and
Vessel No. ....... at .........  Shipyard free and clear of any liens, charges, claims, mortgages or other encumbrances as of this ..................... day of
.......................................





..................................
Signature


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



                                    EXHIBIT D


(INTENTIONALLY LEFT BLANK)

                                    EXHIBIT E



                            LIST OF OWNER'S SUPPLIES
                  (above those specified in the Specification)




Cabin and bathroom inventories (towel, linen, blankets)

Kitchenware and pantry ware

Mess inventory (china, cutlery, glasses, towels, etc.)

Provisions

Normal tools and portable lifting equipment other than that referred to in the Technical Specification

Consumables

Additional Spare Parts

Sea charts and books

Ropes and deck inventories besides those indicated in the Technical
Specification

Stores and inventories besides the fixed ones

Medicine outfit

Television & other entertainment equipment above those specified in the Specification.

                                    EXHIBIT F


    OF THE CONTRACT REFERRING TO ARTICLE 3 (TIME OF DELIVERY), PARAGRAPH 3.4

                       PROTOCOL OF DELIVERY AND ACCEPTANCE


Know all men by these presents:

That the undersigned, ......................................, the Builder, does hereby deliver the Vessel as described hereunder at  ........  hour (local time)
on the ....... day of ........... at .................. to .............. , the
Owner, in accordance with provisions of the Shipbuilding Contract, and Technical Specifications and plans thereto.

That this Protocol of Delivery and Acceptance does not release Builder from its responsibilities under the provisions of the ARTICLE 10 entitled "GUARANTEE" of said Shipbuilding Contract.

In witness whereof, the parties have caused this instrument to be duly executed on this day of


....................................


OWNER:                                          BUILDER:




....................................             ...............................
BY:                                             BY:




WITNESS:                                        WITNESS:




....................................             ...............................
BY:                                             BY:

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